CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made this 2nd day of August 2, 2011 by and between SILLENGER EXPLORATION CORP., a Nevada corporation (the "Company") and DANIEL CHASSE (the "Consultant").

WHEREAS, the Company has obtained the advice, contacts and expert judgment of the Consultant with respect to certain services as described herein (the "Services"); and

WHEREAS, the Consultant is willing to receive compensation for the Services pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services. The Consultant has provided and will continue to provide the Services, including, but not limited to providing advising the Company on an as needed basis regarding procedures and protocols with respect to the United States Bureau of Land Management and the various states of the United States and the Company's international operations related to the acquisition of exploration properties and permits for the Company's proposed coal and oil and gas operations and consulting in negotiations on third party coal deposits and oil and gas leases, and providing reports of activities and interpretations, observations, conclusions, and recommendations as appropriate.

2. Fees. In full consideration of the Services provided hereunder, the Company shall issue to the Consultant 4,000,000 (FOUR MILLION) shares of the common stock of the Company, par value $0.001 per share (the "Company Common Stock") registered on a Form S-8 registration statement pursuant to the Company's Non-Employee Consultants Retainer Stock Plan for the Year 2011 (the "Plan") filed with the United States Securities and Exchange Commission on August 3, 2011 which shares shall be issued within a reasonable time after the date hereof. The 4,000,000 (FOUR MILLION) shares shall be fully paid and non-assessable and constitute payment for Consultant's agreement to consult to the company and are nonrefundable, non-apportion able, and non-ratable retainer; such shares of common stock are not a pre payment for future services. If the company decides to terminate this agreement for any reason what so ever, it is agreed and understood that the consultant will not be requested or demanded by the company to return any of the 4,000,000 (FOUR MILLION) shares of common stock paid to hereunder. The Plan is expressly incorporated herein by this reference. The shares of the Company Common Stock to be issued hereunder represent a flat fee owing to the Consultant, and the parties agree that the fair market value of said shares at the close of business on August 2, 2011 as reported on the OTCQB, a price of $0.04 per share, shall be used as the cost basis for the shares of the Company Common Stock to be issued hereunder.

3. Term. This Agreement shall last for a specific term from August 3, 2011 until 5:00 p.m. on August 3, 2012, unless terminated as a result of the breach of this Agreement or the mutual termination by the parties hereto.

4. Representations and Covenants by the Consultant.

The Consultant represents and covenants as follows:

(a) The Consultant does not have any material, nonpublic information as of the date hereof.

(b) The Consultant agrees to be bound by all of the terms of the Plan.

(c) The Consultant has received the Plan and the registration statement on Form S-8 pertaining to the Plan.

(d) The Consultant is a natural person.

(e) The Consultant has provided and will continue to provide bona fide services to the Company.

(f) The Services rendered by the Consultant have not been in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

5. Indemnification. The Consultant agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the Consultant to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Consultant herein, or in any document provided by the Consultant to the Company.

6. Independent Contractor. The Consultant acknowledges that the Consultant provided the Services on an independent contractor basis. Notwithstanding anything to the contrary herein, this Agreement and all prior activities of the Consultant on behalf of the Company shall not in any manner be construed to create a joint venture, partnership, agency or other similar form of relationship, and neither party shall have the right or authority to: (a) commit the other party to any obligation or transaction not expressly authorized by such other party, or (b) act or purport to act as agent or representative of the other, except as expressly authorized in writing by such other party. Further, the Consultant shall not be deemed to have been an employee of the Company for any reason. The Consultant further acknowledges that the Consultant is not entitled to any insurance, pension, profit sharing, retirement or other fringe benefits which the Company may provide to its employees.

7. Confidentiality. All information relating to the business and affairs of the Company which the Consultant has received shall be treated as Confidential Information, as hereinafter defined. Except with the prior approval of the Company, the Consultant shall not disclose any of the Confidential Information at any time to any person except authorized personnel of the Company and its affiliated corporations. The Consultant further agrees not to use any information made available to or coming into the Consultant's possession or knowledge in a manner that is adverse to the business of the Company. All data, records and written material prepared or compiled by the Consultant or furnished to the Consultant in connection with the Services shall be the sole and exclusive property of the Company, and none of such data, records or written materials, or copies thereof, have been retained by the Consultant.

As used herein, the term "Confidential Information" includes, without limitation, information and knowledge pertaining to products, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliated corporations and dealers, distributors, customers, clients, suppliers and others who have had or will have had business dealings with the Company and its affiliated corporations. The term "Confidential Information" does not include information which (a) becomes generally available to the public through no wrongful act on the part of the Consultant, (b) can be shown to have been previously available to the Consultant on a non-confidential basis prior to its disclosure to the Consultant by the Company, or its representatives, (c) becomes available to the Consultant on a non-confidential basis from a source other than the Company or its representatives, or (d) is required to be disclosed by order of a court of competent jurisdiction.

8. The Nature and Survival of Representations, Covenants and Warranties. All representations, covenants and warranties by the Consultant herein shall survive the date of this Agreement and the issuance of the shares of the Company Common Stock hereunder and shall expire five years following the date hereof.

9. No Contracts, Arrangements, Understandings or Relationships with Respect to Securities. There are no contracts, arrangements, understandings or relationships (legal or otherwise) by any party to this Agreement, or any other person with respect to the Company Common Stock to be issued hereunder, or any other securities of the Company, including but not limited to transfer or voting of any of the Company Common Stock, or any other

securities of the Company, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

10. Attorneys' Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party for enforcement of the covenants contained herein, the parties hereby covenant and agree that the party who is found to be in violation of this Agreement shall also be liable to the other parties for all reasonable attorneys' fees and costs of court incurred by such other parties.

11. Benefit. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

12. Mediation and Arbitration. All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in San Diego, CA. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) California law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in San Diego, California, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

13. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other party, which consent shall be subject to such party's sole, absolute and unfettered discretion.

14. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Company, addressed to John Gillespie at 277 Lakeshore Road, East Suite 206, Oakville, ON Canada L6J 1H9 telephone (905) 842-9090, telecopier (905) 842-9095, and email jgillespie@sillenger.com; and if to the Consultant, addressed to Mr. Daniel Chasse at 327 East Glaucus Street, Encinitas, California 92024, telephone (909) 273-0778 and email dan_chas@yahoo.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

15. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

16. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

17. Cumulative Rights. The rights and remedies contained in this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

18. Invalidity. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

19. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not effect or constitute a part of this Agreement.

20. Excusable Delay. The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

21. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

22. Law Governing; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that the Superior Court for the State of California, County of San Diego will be the venue of any dispute and will have jurisdiction over all parties.

23. Controlling Agreement. In the event of any conflict between the terms of this Agreement or the Plan, the terms of the Plan shall control.

24. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

25. Entire Agreement. This instrument contains the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

SILLENGER EXPLORATION CORP.

By______________________________
John Gillespie, Chief Executive Officer

____
Daniel Chasse